Exhibit 99.1

8i Enterprises Acquisition Corp. Provides Dial-in Details for Its Special Meeting of Shareholders Scheduled for 10:00 a.m. EST, September 15, 2020

NEW YORK, Sept. 9, 2020 (GLOBE NEWSWIRE) — 8i Enterprises Acquisition Corp. (NASDAQ: JFK, “JFK” or “8i”) (the “Company”), a special purpose acquisition company, today provided dial-in information for its Special Meeting of Shareholders scheduled for 10:00 a.m. EST, September 15, 2020. The dial-in information for the teleconference is as follows:

Dial-in number: 1-813-308-9980

Conference ID: 173547

Instructions are also available online at https://cleartrustonline.com/8imeeting

The Special Meeting is being held to approve the following transactions in connection with Company’s business combination with Diginex Limited, a Singapore public company. The proxy statement/prospectus containing detailed information concerning the Business Combination and the proposals was first mailed to JFK shareholders on February 28, 2020 and subsequently updated and mailed to JFK shareholders on June 30, 2020.

1) The Reincorporation Merger Proposal – To approve the Merger Agreement, dated October 8, 2019, by and between Diginex Limited, a Singapore public company limited by shares (formerly known as Digital Innovative Limited) (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”) and JFK, and the Plan of Merger to be entered into between BVI NewCo and JFK, whereby BVI NewCo will merge with and into JFK with JFK being the surviving entity and a subsequent wholly-owned subsidiary of Singapore NewCo.

2) The Share Exchange Proposal - To approve the Share Exchange Agreement, dated July 9, 2019, by and among JFK, Diginex Limited, a Hong Kong company (“Diginex”), the shareholders of Diginex (the “Sellers”) and Pelham Limited, a Hong Kong company, as representative of the Sellers (the “Representative”), as amended by the Amendment and Joinder to Share Exchange Agreement, dated October 8, 2019, by and among, Diginex, the Sellers, the Representative, JFK, Singapore NewCo and BVI NewCo, as amended by the Second Amendment, dated January 28, 2020, as amended by the Third Amendment, dated May 6, 2020, as amended by the Fourth Amendment, dated June 24, 2020 (the “Amended Share Exchange Agreement”).

3) Adjournment Proposal - To approve the adjournment of the Meeting under certain circumstances.

About 8i Enterprises Acquisition Corp.

8i Enterprises Acquisition Corp. is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus on targets located in Asia.

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in JFK’s Annual Report on Form 10-K, dated September 18, 2019, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement/prospectus included in the Registration Statement on Form F-4 jointly filed bv Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”) first mailed to JFK shareholders on February 28, 2020 and subsequently updated and mailed to JFK shareholders on June 30, 2020. These documents can be obtained free of charge from the sources indicated below.

In connection with the Business Combination, Singapore NewCo filed the Form F-4, which includes and serves as a proxy statement/prospectus for JFK’s shareholders. JFK previously mailed the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement/prospectus on February 28, 2020, and mailed the updated the proxy statement/prospectus on June 30, 2020 INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, the amendment to the proxy statement/prospectus and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the prospectus filed by JFK in connection with its initial public offering on March 27, 2019. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; and costs related to the proposed transaction. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving the Company or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Company’s prospectus filed in connection with its initial public offering and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

For inquiries regarding 8i Enterprises Acquisition Corp.:

William Yap, CFA

Chief Financial Officer

Email: ir@8icorp.com

Phone: +65 6788-0388

or

Tony Tian, CFA

Weitian Group LLC

Email: ttian@weitianco.com

Phone: +1 732-910-9692

For inquiries regarding Diginex:

Heather Dale

Chief Marketing Officer

Email: heather.dale@diginex.com

Phone: +852 9274 3312